Exhibit 10.2
                                                                    ------------

                         COMMON STOCK PURCHASE AGREEMENT

     COMMON STOCK PURCHASE AGREEMENT dated December 4, 2000 by and between HERLEY WIRELESS TECHNOLOGIES, INC., a Delaware corporation (the "Purchaser"), and Step Electronics, Inc. (the "Corporate Stockholder"), Gul Gazipura ("Gazipura"), (the Corporate Stockholder Step Electronics, Inc. and Gazipura collectively referred to herein as the "Stockholders"), as the owners of a majority of the issued and outstanding capital stock of TERRASAT, INC., a California corporation (the "Company").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the Company has been engaged for several years in the business of developing, manufacturing and selling microwave and millimeterwave subsystems for use in point to point and multipoint digital radiowave and related products and services; and

         WHEREAS, the Purchaser and Stockholders have agreed effectively as of October 1, 2000, to the sale by the Stockholders to the Purchaser of all of the outstanding common stock of the Company upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the covenants, warranties and mutual agreements herein set forth, and in reliance upon the representations and warranties contained herein, the parties do hereby agree as follows:

1.       Transfer of Stock.
         -----------------

         In reliance on the representations and warranties contained herein and subject to all of the terms and conditions hereof, the Stockholders and all other Stockholders of the Company (the "Other Stockholders") pursuant to individual Stock Sale Agreements (the "Stock Sale Agreements") substantially in the form annexed hereto as Exhibit B, shall sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall purchase from the Stockholders and Other Stockholders on the Closing Date, all of the issued and outstanding common stock of the Company (the "Stock"). The Other Stockholders shall include all vested option holders who, as a condition to the Purchaser's obligation to close, will have exercised all their options prior to the Closing. The Other Stockholders and the Stockholders are sometimes collectively referred to herein as the "Stockholders' Group."

2.       Purchase Price and Payment.
         --------------------------

         2.1. Purchase Price. In consideration of the sale of the Stock to the Purchaser, and subject to the terms and conditions hereinafter set forth, the Purchaser shall pay to the Stockholders' Group the sum of $6,000,000 which is to be allocated to the Stockholders' Group in the amounts set forth on Schedules 2.1(a) and (b) hereto (the "Purchase Price") as follows:

         (a) $3,000,000 at the Closing less any amounts paid to the Stockholders in advance of the Closing, and subject to the repayment of any outstanding indebtedness owed by any of the Stockholders' Group as otherwise set forth in the Stock Sale Agreements by delivering checks in the amounts set forth on
                  Schedule 2.1(a) to the Stockholders'

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               Group   Representative,   pursuant   to  a   written   letter  of
               authorization signed by all of the Stockholders and Other Stockholders; and

         (b) subject to any offsets for outstanding indemnification obligations then owed by the Stockholders to the Purchaser pursuant to Section 10 of this Agreement, $3,000,000 within five (5) business days after the first anniversary date of the Closing Date, paid by transmitting checks in the amounts set forth on Schedule 2.1(b) to the Stockholders' Group Representative pursuant to the written letter of authorization described in Section 2.1(a);

                  2.1.1 Notwithstanding anything herein to the contrary, the portion of the Purchase Price to be paid at Closing pursuant to Section 2.1(a) hereof, shall be reduced if the aggregate of the Company's outstanding indebtedness to lending institutions and under its equipment lines of credit, including notes payable to Banks and notes payable for equipment, as of September 30, 2000 exceeds $580,000.00.

         2.2.     Earn-Out Payment.
                  -----------------

                  2.2.1 Based on the Gross Revenues (as hereinafter defined) earned by the Company during the period from January 1, 2001 through and including December 31, 2001 (the "Earn-Out Period") subject to any offsets for outstanding indemnification obligations then owed by the Stockholders to the Purchaser pursuant to Section 10 hereof, the Purchaser will pay to the Stockholders and Other Stockholders a one-time Earn-Out Payment as follows: (a) One Million Dollars ($1,000,000), if in the Earn-Out Period the Company generates Gross Revenues of at least Seven Million Five Hundred Thousand Dollars ($7,500,000) and not more than Eight Million Four Hundred and Ninety-Nine Thousand Dollars ($8,499,000); or (b) Two Million Dollars ($2,000,000), if in the Earn Out Period the Company generates Gross Revenues of Eight Million Five Hundred Thousand Dollars ($8,500,000) or greater.

                  2.2.2 For purposes of this Agreement, "Gross Revenues" shall be defined as gross sales of the Company less credits, customary discounts and returns. The Gross Revenues of the Company shall be determined in accordance with generally accepted accounting principles consistently applied in accordance with the historical practices of the Company.

                  2.2.3 Within ninety (90) days after the end of the Earn-Out Period, Purchaser shall deliver to the Stockholders' Group Representative, on behalf of the Stockholders and Other Stockholders, a statement setting forth the computation and amount of the Gross Revenues for the Earn-Out Period ("Earn-Out Statement") and shall pay the Earn-Out Payment, if any, to the Stockholders and Other Stockholders within thirty (30) days after the delivery of the Earn-Out Statement pursuant to Schedule 2.2.3.

                  2.2.4 The Stockholders' Group Representative shall have thirty
(30) days from the date the Earn-Out Statement is delivered to furnish Purchaser with a letter requesting access to the books and records which the Stockholders' Group deems necessary to compute the Gross Revenues for the Earn-Out Period. Upon receipt of such request, Purchaser shall promptly make available such

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books  and  records  to  the   Stockholders'   Group   Representative   and  his
representative.   The  Stockholders'   Group  through  the  Stockholders'  Group
Representative shall have fifteen (15) days after such access is granted to furnish Purchaser with a letter setting forth those items with which the Stockholders' Group disagrees and the reasons for each such disagreement. The parties shall promptly seek to reconcile any such disagreement. If the parties fail to reach an agreement within ten (10) days of receipt by Purchaser of such letter, then a "Big Six" independent public accounting firm retained by Purchaser and Stockholders' Group to settle the disagreement, shall make its determination within thirty (30) days after the dispute is submitted to it which determination shall be conclusive ("the Determination"). The fee of the accounting firm shall be paid exclusively by the Stockholders' Group if the Determination does not result in the payment of greater Earn-Out Payment than as originally set forth in the Earn-Out Statement. If the Determination does result in a greater Earn-Out Payment, the fees of the accounting firm shall be borne exclusively by the Purchaser. The payment of the Earn-Out Payment in dispute, if any, ultimately determined (pursuant to the procedures set forth in this paragraph) to be due to the Stockholders' Group shall be made within fifteen
(15) days of the Determination.

         2.3.     Additional Consideration.
                  ------------------------

                  If the Purchaser consummates an underwritten public sale of its common stock ("Registered Stock") under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-1 or S-3 (or any successor form), during the Earn-Out Period (the "Public Offering") which generates net proceeds in an amount equal to or exceeding Fifty-Million Dollars ($50,000,000) (the "Net Proceeds"), then, in such event, the Stockholders and Other Stockholders shall be entitled to receive from the Purchaser within ten
(10) business days after the closing thereof and the receipt of the Net Proceeds by the Purchaser, the sum of Two Million Dollars ($2,000,000) (the "Additional Consideration"), allocated to the Stockholders and Other Stockholders as set forth on Schedule 2.3. Solely in the discretion of the Purchaser, the Purchaser may elect to pay the Additional Consideration, in whole or in part, by the delivery to the Stockholders and Other Stockholders of unregistered common stock of the Purchaser, valued at a price per share equal to the price per share of the Registered Stock sold in the Public Offering. The payment of the Additional Consideration shall be subject to any offsets for outstanding indemnification obligations then owed by the Stockholders to the Purchaser pursuant to Section 10 hereof.


3.       The Closing.
         ------------

         3.1.     Place and Date.
                  --------------

                  The closing of the transactions provided for in Section 1 shall take place at the offices of Blau, Kramer, Wactlar & Lieberman, P.C., 100 Jericho Quadrangle, Jericho, New York (or at such other place as the parties may agree upon in writing) contemporaneously with the execution of this Agreement. The closing is referred to in this Agreement as the "Closing" and date of the closing is referred to herein as the "Closing Date".

         3.2.     Documents to be Delivered by the Stockholders.
                  ---------------------------------------------

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                         (a) the  Stockholders  or the Company,  as the case may
                    be, shall execute and/or deliver to the Purchaser the following:

                         (i) duly issued  certificates  representing  all of the
                    Stock duly endorsed in blank, with blank Stock powers attached;

                         (ii) a copy of  resolutions  of the Board of  Directors
                    and the Stockholders of the Company authorizing the execution, delivery and performance of this Agreement, and a certificate of its secretary or assistant secretary, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect;

                         (iii) a copy of  resolutions  of the Board of Directors
                    of the Corporate Stockholder authorizing the sale by the Corporate Stockholder of the Stock owned by it and a certificate of its secretary or assistant secretary, dated the Closing Date to the effect that such resolutions were duly adopted and are in full force and effect;

                         (iv) the opinions,  certificates and other documents or
                    instruments specified in Section 7.1 of this Agreement;

                         (v) executed Stock Sale Agreements by each of the Other
                    Stockholders; and

                         (vi) an  agreement  signed by the  Stockholders,  Other
                    Stockholders and the Company which terminates effectively as of the Closing the Shareholders Agreement among them dated August 18, 1994, as amended (the "Shareholders Agreement").

                  (b) the Stockholders and the Company shall each execute such other documents and instruments and take such action as may be necessary or reasonably requested by the Purchaser to fully vest in Purchaser full title to the Stock and place the Purchaser in possession and control of the Company and its assets.

         3.3.     Documents to be Delivered by the Purchaser.
                  ------------------------------------------

                  At the Closing the Purchaser shall execute and/or deliver to the Stockholders the following:

                         (i) a copy of  resolutions of the Board of Directors of
                    the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser, and a certificate of its secretary or assistant secretary, dated the Closing Date, to the effect that such resolutions were duly adopted and are in full force and effect;

                         (ii) the opinions,  certificates and other documents or
                    instruments specified in Section 7.2 of this Agreement.

         3.4.     Form of Documents.
                  -----------------

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                  Unless  specifically  otherwise provided herein, all documents to be delivered pursuant to this Section 3 by one party to the other party to this Agreement shall be in form and substance reasonably satisfactory to such other party and its counsel.

4.       Representations and Warranties of the Stockholders.
         --------------------------------------------------

         The Stockholders and the Company jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows:

         4.1.     Organization and Authority.
                  --------------------------

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth in Schedule 4.1, with all requisite power and authority (corporate and governmental) to own, operate and lease its properties and to carry on its business as now being conducted. Except as set forth in Schedule 4.1, the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction set forth on Schedule 4.1 hereto, which except as set forth in
Schedule 4.1 are all the jurisdictions in which the Company is required to be so qualified or licensed.

         4.2.     Subsidiaries.
                  -------------

                  The Company has no subsidiaries. The Company has no direct or indirect interest or interests by Stock ownership or otherwise in any firm, association, corporation or business enterprise, except as set forth on Schedule 4.2.

         4.3.     Authorization of Agreements.
                  ---------------------------

                  The  Stockholders  have the legal  capacity  and the power and authority to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly executed and delivered by the Stockholders and constitutes the legal, valid and binding obligation of the Stockholders enforceable against them in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

         4.4.     Capital Stock.
                  -------------

                  The authorized, issued and outstanding capital Stock of all classes of the Company are set forth on Schedule 4.4. All of the outstanding capital Stock of the Company has been duly authorized and is validly issued, fully paid and nonassessable. Except as set forth on Schedule 4.4, all outstanding capital Stock and any other outstanding securities of the Company (including any employee stock options) were issued in compliance with all federal and state securities laws. The lawful, registered and beneficial owners (and their addresses) of all shares of the capital stock of the Company and the number of shares held by each is as indicated on Schedule 4.4 hereto. The Stockholders and Other Stockholders have and on the Closing Date will convey to the Purchaser good

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title to the  Stock,  free and  clear of any  security  interest,  claim,  lien, pledge, option, warrant, encumbrance or restriction whatsoever. Except for the Shareholders Agreement which will be terminated effectively as of the date hereof, there are no rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from the Stockholders or Other Stockholders, the Company or any other person, any shares of stock, or securities or obligations of any kind convertible into or exchangeable for any stock, of any class of the Company or any other equity interest in the Company. There is no proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any share of Stock or other securities of the Company.

         4.5.     No Conflicts.
                  ------------

                  The execution, delivery and performance of this Agreement, any other agreement or document contemplated herein or therein and the consummation of all of the transactions contemplated hereby and thereby: (i) do not and will not require the consent, waiver, approval, license, designation or authorization of, or declaration with, any Person or court to which the Company is subject or any governmental authority or agency; and (ii) do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate or permit the acceleration of the performance required by the terms of, or result in the creation of any mortgage, security interest, claim, lien, charge or other encumbrance upon any of the assets of the Company pursuant to, or otherwise give rise to any liability or obligation under, the certificate of incorporation or bylaws of the Company, any agreement, mortgage, deed of trust, indenture, license, permit or any other agreement or instrument or any order, judgment, decree, statute or regulation to which the Stockholders or the Company is a party or by which the Stockholders or the Company or any of their assets may be bound; and (iii) will not terminate or result in the termination of any such agreement or instrument, or in any material way affect or violate the terms and conditions of, or result in the cancellation, modification, revocation or suspension of, any rights of the Company.

         4.6.     Financial Statements.
                  --------------------

                  Attached hereto as Schedule 4.6 are the Financial Statements of the Company.

                  4.6.1 For the relevant periods, the Financial Statements: (1) are complete and correct in all material respects; (2) present fairly the financial position of the Company at such dates and the results of operations and cash flows for the respective periods ended on such dates; and (3) were prepared in accordance with generally accepted accounting principles, consistently applied during the periods, and are in accordance with the books and records maintained by the Company, with no differences between such Financial Statements and the financial records maintained and accounting methods applied by the Company for tax purposes, except as disclosed in the notes to the Financial Statements.

                  4.6.2 The value at which any or all of the assets carried on the Financial Statements as of September 30, 2000 is not overstated and does not exceed each asset's or group of assets'

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



replacement cost (or market, if lower) and does not exceed each asset's or group of assets' fair market value.

                  4.6.3 As at September 30, 2000, the Company had no liabilities, commitments or obligations of any nature, whether absolute, accrued, contingent or otherwise, not shown and adequately provided for in the Financial Statements or in Schedule 4.6.

                  4.6.4             As at September 30, 2000:

                         (a) the  aggregate  indebtedness  and  liability of the
                    Company to lending institutions and under the Company's equipment credit lines, including notes payable to Banks and notes payable for equipment, do not exceed $580,000.

                         (b) the total equity of the Company exceeds $920,000;

                         (c) the  Company's  sales  for the  fiscal  year  ended
                    September 30, 2000 exceed $4,250,000;

                         (d) the  Company's  income  before taxes and  inventory
                    writeoffs for the fiscal year ending September 30, 2000 exceeds $240,000;

                         (e) the  Company's  current  liabilities  do not exceed
                    $978,000; and

                           (f)  the Company's current assets exceed $1,480,000.

         Subparagraphs (a) through (f) of this Section 4.6.4 are sometimes collectively referred to herein as the "Financial Statement Parameters".

         4.7.      Taxes.
                   -----

                  True and correct copies of the Company's federal and state income tax returns for the years ended 1999 and 1998 have been delivered to the Purchaser. All tax returns (including information returns) required by any jurisdiction to have been filed by or with respect to the Company have been filed, except for returns with respect to which extensions have been granted, and each such return is true, correct and complete. Schedule 4.7 sets forth each jurisdiction in which the Company is required to file all tax returns.

                  Except as set forth in Schedule 4.7, all liabilities of the Company to any jurisdiction for taxes of every kind and nature, including interest thereon and penalties with respect thereto, (collectively "Taxes") relating to any period prior to September 30, 2000 have been timely paid by the Company or are accrued and provided for in the Financial Statements for the period ended September 30, 2000. Any liability for Taxes incurred by the Company since September 30, 2000 was incurred in the ordinary course of business.

               The U.S. federal income tax returns and state and foreign income tax returns of the

Company have been prepared from, and accurately reflect, the financial records maintained by the Company, have been prepared using tax accounting methods that are in compliance with the Internal Revenue Code, as amended and the regulations promulgated thereunder (the "Code"), and have not been audited by the Internal Revenue Service or other taxing authority within the past five years. Neither the Internal Revenue Service nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to the Company or any of its operations or business; there are no pending or, to the knowledge of the Shareholders, threatened tax claims or assessments; and there are no pending or threatened tax examinations by any taxing authorities.

                  The Company has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns for any fiscal year. The Company has not consented to the application of Section 341(f) of the Code.

         4.8.      No Adverse Changes.
                   ------------------

                  Except as set forth on Schedule 4.8, since September 30, 2000:
(i) the business of the Company has been conducted only in the ordinary  course;
(ii) there has been no material change in the condition (financial or otherwise), of the assets, liabilities, business, operations, affairs or prospects of the Company other than changes in the ordinary course of business, none of which singly and no combination of which, in the aggregate, has been materially adverse; and (iii) there has been no damage, destruction or loss or other occurrence or development, whether or not insured against, which, either singly or in the aggregate, materially adversely affects, and the Stockholders have no knowledge of any threatened occurrence or development which would materially adversely affect, the condition (financial or otherwise), assets, liabilities, business, operations, affairs or prospects of the Company.

         4.9.      Conduct of Business.
                   -------------------

                  Except as disclosed on Schedule 4.9 hereto, since September 30, 2000, the Company has not: (i) created or incurred any liability (absolute, accrued, contingent or otherwise) except unsecured current liabilities incurred in the ordinary course of business consistent with past practice; (ii) mortgaged, pledged or subjected to any lien or otherwise encumbered any of its assets, tangible or intangible; (iii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute, accrued, contingent or otherwise) other than current liabilities shown on the Financial Statements as at September 30, 2000 and taxes and current liabilities incurred since October 1, 2000 in the ordinary course of business or under contracts or agreements entered into in the ordinary course of business (other than as a result of any default or breach of, or penalty under, any such contracts or agreements); (iv) waived, released or compromised any claims or rights of substantial value, or experienced any labor trouble (including without limitation any actual or threatened strike or lock-out) or lost, or been threatened with the loss of, any key employees or any substantial number of employees; (v) entered into any settlement, compromise or consent with respect to any claim, proceeding or investigation; (vi) sold, assigned, transferred, leased or otherwise disposed of any of its assets, tangible or intangible, or canceled any debts or claims except, in each case, for fair consideration in the ordinary course of business (it being understood that the disposition of any asset, other than inventory consisting of finished products, or cancellation of any debt or claim carried on

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



the books at more than $10,000 shall be deemed not to be a disposition or cancellation in the ordinary course of business); (vii) declared or paid any dividends, or made any other distribution on or in respect of, or directly or indirectly purchased, retired, redeemed or otherwise acquired any Stock of its capital Stock, paid any notes or open accounts or paid any amount or transferred any asset to the Stockholders, any member of his family or any other holder of any capital Stock of the Company; (viii) made or become a party to, or become bound by, any contract or commitment or renewed, extended, amended, modified or terminated any contract or commitment which in any one case involved an amount in excess of $25,000 (or in the aggregate an amount in excess of $100,000, but excluding therefrom the amount of Material/Service Agreements entered into in the ordinary course of business); (ix) issued or sold any Stock of its capital Stock; (x) paid or agreed to pay, other than in the ordinary course of business, conditionally or otherwise, any bonus, extra compensation, pension or severance pay to any of its officers or employees, whether under any existing profit sharing, pension or other plan or otherwise, or increased the rate or altered the form of compensation, including without limitation salaries, fees, commission rates, bonuses, profit sharing, incentive, pension, retirement or other similar payments, from that being paid at September 30, 2000 to any of its Stockholders, directors, officers or employees; (xi) entered into any transaction not in the ordinary course of business (except for transactions contemplated by this Agreement); (xii) made or announced any change in the form or manner of distribution of any of its products or services; (xiii) changed any of its accounting methods or principles used in recording transactions on its books or records or in preparing the Financial Statements; or (xiv) entered into any contract or commitment to do any of the foregoing.

         4.10.                   Title to Assets.
                                 ---------------

                  The Company has valid title to all of its personal property and valid leasehold interests in all real and personal property leased by it, free and clear of all claims, liens, charges, mortgages, pledges, security interests, restrictions and other encumbrances of any kind whatsoever except as set forth in Schedule 4.10. No instrument, easement, license or grant of record, applicable zoning or building law, ordinance or administrative regulation or other impediment of any kind prohibits or materially interferes with, limits or impairs, or would, if not permitted by any prior nonconforming use, prohibit or materially interfere with or limit or impair, the use, operation, maintenance of, or access to, or the value of, the real or personal property owned or leased by the Company. All of the assets and properties owned or leased by the Company are (i) sufficient and adequate to carry on its business as presently conducted;
(ii) are in good condition and repair, normal wear and tear excepted, and are in a state of maintenance, repair and operating condition required for the proper operation and use thereof in the ordinary course of business; (iii) comply with all applicable federal, state or local laws, ordinances, rules and regulations and with the terms and conditions of all leases and other agreements affecting or relating to any such property; and (iv) are adequate to provide the products and services of the Company in accordance with the most current standards established by customers, clients and governmental bodies.

         4.11.                  Real Property.
                                -------------

         The Company owns no real property. Schedule 4.11 sets forth a true and complete list of all leases of real property to which the Company is a party. The Company enjoys quiet possession under all of its leases, each of which is enforceable in accordance with its terms against the lessor thereunder and is not in default under the terms of any of its leases; and no condition exists and no event has occurred which, with or without the passage of time or the giving of notice or both, could constitute such a default.

         4.12.                  Personal Property.
                                -----------------

                  Schedule 4.12 hereto sets forth a true and complete list of all items of personal property having an original cost of more than $10,000, owned or leased by the Company and the location of each such item. No material shortage or damage exists in (i) any raw materials, supplies, work in process or finished goods owned by customers or suppliers of the Company and stored upon its premises of the business or (ii) any other items of personal property owned by another for which the Company is accountable to another, and any such items referred to in clauses (i) or (ii) are described in Schedule 4.12 hereto.

         4.13.                  Inventory.
                                ---------

                  Schedule 4.13 hereto sets forth a true and complete description of all of the inventory of the Company as of September 30, 2000. The items listed in Schedule 4.13 together with the assets listed in Schedules 4.11 and 4.12 constitute substantially all of the tangible assets used in the business of the Company. The inventory included in Schedule 4.13 and all additions thereto acquired since September 30, 2000 and now on hand are in good condition, of a quantity and quality usable and saleable in the ordinary course of business and are adequate and appropriate for the business of the Company as now conducted. Obsolete, discontinued, returned, damaged, overage or off-quality items do not constitute a material part of such inventory and are carried on the Financial Statements for the period ending September 30, 2000 at realizable market value. Finished goods in inventory conform to specifications, including without limitation all applicable governmental regulations, are free from any known defects and are marketable in their current condition.


         4.14.                  Accounts Receivable.
                                -------------------

                  Except as set forth on Schedule 4.14, all accounts receivable shown on the Financial Statements as of September 30, 2000, or thereafter acquired by the Company, have been collected or are current and payable within 90 days of issuance and are subject to no known counterclaims or setoffs. All such accounts receivable have been generated in the ordinary course of business and reflect a bona fide obligation for the payment of goods or services provided by the Company and have been or will be collected within 120 days of date of invoice therefor.

         4.15.                  Material/Service Agreements; Other Contracts.
                                --------------------------------------------

                  (a) Schedule 4.15(a) sets forth a complete list with regard to the Company of (i) all bids, applications or proposals submitted by the Company to provide materials or services with a valuation of $15,000 or more to any Person and for which the award, approval or selection is pending, (ii) all contracts or agreements for the provision of materials or services with a valuation of

$15,000 or more to which the Company is a party and which have not yet been performed in full (the items referred to in the foregoing clauses (i) and (ii) being herein collectively called the "Material/Service Agreements"). All of such Material/Service Agreements are fully performable by the Company in compliance with their terms. To the knowledge of the Stockholders, no grounds exist for the termination or cancellation of any Material/Service Agreement by the other party thereto. Schedule 4.15(a) sets forth for each Material/Service Agreement: (1) the customer, (ii) the remaining revenue to be earned, and (iii) delivery dates.

                  (b) Except as disclosed in Schedule 4.15(b) hereto, other than as disclosed on Schedule 4.15(a), the Company is not a party to or bound by any oral or written contracts, obligations or commitments with respect to any of the following:

               (i) contract, commitment or arrangement involving, in any one case, $15,000 or more;

               (ii) contract with a term of, or requiring performance, more than six months from its date;

               (iii) lease or lease purchase agreement, mortgage, conditional sale or title retention agreement, indenture, security agreement, credit agreement, pledge or option with respect to any property, real or personal (tangible or intangible), in any capacity;

               (iv) commitment, contract or undertaking for the purchase or use of services, materials, supplies, inventory, machinery or equipment and involving more than $5,000;

               (v)   employment   contracts,   undertaking,   understanding   or
          arrangement;

               (vi) contract or agreement with any labor union or other collective bargaining group;

               (vii) bonus, pension, savings, welfare, profit sharing, Stock option, retirement, commission, executive compensation, hospitalization, insurance or similar plan providing for employee benefits or any other arrangement providing for benefits for any former or current employees or for the remuneration, direct or indirect, of the directors, officers or employees of the Company ;

               (viii) note, loan, credit or financing agreement or other contract for money borrowed, and all related security agreements and collateral documents, including any agreement for any commitment for future loans, credit or financing;

               (ix) guarantees;

               (x) contract or understanding regarding any capital expenditures in excess of $15,000;

               (xi) agency (sales or otherwise), distribution, brokerage (including, without limitation, any brokerage or finder's agreement or arrangement with respect to any of the transactions contemplated by this Agreement) or advertising agreement;

               (xii) contract with investment bankers, accountants, attorneys, consultants or other independent contractors, including those relating to this Agreement;

               (xiii) shareholder agreement or contract with the Stockholders (or family member thereof), director or officer of the Company or any Affiliate of such persons;

               (xiv) contract, commitment or arrangement which would restrain the Company from engaging or competing in any business or to maintain the confidentiality of any matter;

               (xv) contract, commitment or arrangement not made in the ordinary course of business; and

               (xvi) license, franchise or royalty agreement.

               (c) The Stockholders have delivered to, or made available for inspection by, the Purchaser correct and complete copies of all of the contracts, agreements and other documents listed in Schedules 4.15(a) and 4.15(b) hereto and all amendments thereto and any waivers granted thereunder (the "Scheduled Contracts"). Except as specifically set forth on Schedules 4.15(a) and 4.15(b), the sale of the Stock to the Purchaser and the consummation of the other transactions contemplated by this Agreement are not a violation of or grounds for the modification or cancellation of any of the Scheduled Contracts or for the imposition of any penalty or security interests thereunder. The Company enjoys good working relationships under all Scheduled Contracts, and no unresolved disputes are pending or, to the best of the Stockholders's knowledge, threatened under or in respect of any such Scheduled Contracts. The consideration to be received or paid by the Company under all Scheduled Contracts have been determined in accordance with its established policies. The Company has no outstanding power of attorney other than routine power of attorney relating to representation before governmental agencies or given in connection with qualification to do business in another jurisdiction.

                  Except as described in Schedule 4.15 hereto, all Scheduled Contracts described in such Schedule 4.15 are valid and enforceable in accordance with their respective terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies; and there is not, under any of such documents or agreements or any obligation, or covenant or condition contained therein, any existing default by the Company, to the Stockholders's knowledge, by any other party, or any event which with notice, lapse of time, or both, would constitute a default and which would have a material adverse effect on the continued operation of the Company or its business.

         4.16.                  Intellectual Property.
                                ---------------------

                  Schedule 4.16 hereto sets forth a true and complete list of all of trademarks, service marks and tradenames, and the federal, state and foreign registrations and applications thereof, patents and patent applications and extensions and renewals thereof and copyrights and copyright applications and renewals thereof and Trade Secrets (the "Intellectual Property"). All the Intellectual Property is owned by the Company free and clear of any and all licenses, liens, claims, security interests, charges or other encumbrances or restrictions of any kind, and no licenses for the use of any of such rights have been granted by the Company to any third parties, except as reflected in
Schedule 4.16 attached hereto. All of such rights are valid, enforceable and in good standing, and are sufficient and appropriate for the conduct of business of the Company as currently conducted or as contemplated in its plans for future activities. The sale of the Stock to the Purchaser and the consummation of the other transactions contemplated hereby will not adversely affect any rights in the Intellectual Property of the Company. The operation of the business of the Company does not infringe in any way on or conflict with any registered or unregistered patent, trademark, trade name, copyright, Trade Secret, contract, license or other right, of any person, and the Company does not license any such right from others except as set forth on Schedule 4.16. No claim is pending or, to the knowledge of the Stockholders, threatened or has been made within the past five years, to the effect that any such infringement or conflict has occurred. No other Intellectual Property other than those owned or licensed by the Company are required by it for its business as presently conducted. The Stockholders have no knowledge of any infringement by any third parties upon any of the Intellectual Property. True, correct and complete copies of all documentation describing or relating to the Intellectual Property have been delivered by the Stockholders to the Purchaser.

         4.17.                  Insurance.
                                ---------

                  Schedule 4.17 hereto contains a complete and correct list of all insurance policies maintained by the Company together with a schedule of required premiums under each such policy. The Stockholders have made available to the Purchaser complete and correct copies of all such policies together with all riders and amendments thereto. Such policies are in full force and effect, and all premiums due thereon have been paid. The Company have complied in all material respects with the provisions of such policies. No notice has been received canceling or threatening to cancel or refusing to renew any of such insurance. The rights of the insured under such policies will not be terminated or adversely affected by the Closing or the consummation of the other transactions contemplated hereby. To the knowledge of the Stockholders, there is currently no basis for any insurance claim by the Company. The Company has not created any letters of credit or other funding obligation with respect to such policies.

         4.18.                  Customer and Supplier Relationships.
                                -----------------------------------

                  Attached hereto as Schedule 4.18 is a complete and correct list of all current customers of the Company showing the sales to each for the 24 month period ended September 30, 2000 and of all suppliers whose sales to the Company amounted to more than $100,000 during such period showing the sales of each such supplier. With respect to any such customer or supplier or group of related customers or suppliers listed on Schedule 4.18, the Stockholders have no knowledge that any such customer, supplier or group of related customers or suppliers has terminated or expects to terminate a material portion of its normal business with the Company. Except as disclosed in Schedule 4.18 hereto, no Stockholder or director or officer of the Company or any of their family members or Affiliates has any direct or indirect interest, either by way of Stock ownership or otherwise, in any firm, corporation, association or business enterprise, which competes with, is a supplier or customer of, or is a distributor or sales agent for, or is a party to any contract with the Company.

         4.19.                  Employees.
                                ---------

                  The Stockholders have furnished to Purchaser a true and complete list setting forth all of the employees and officers of the Company whose annual salary and bonus is in the aggregate $50,000 or more (listing each such person individually by name) with a description of their job designations, compensation, benefits (including severance pay and bonuses), outstanding loans to officers or employees and all understandings not in the ordinary course of business relating to terms and conditions of employment. Proper and accurate amounts have been withheld by the Company from their employees for all periods in full compliance with tax withholding provisions of applicable federal, state, local or foreign law. Proper and accurate federal, state, local and foreign returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been timely paid.

         4.20.                  Labor Relations.
                                ---------------

                  There has been no material violation of any federal,  state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of the Company or their respective terms and conditions of employment, wages and hours. The Company is not engaged in any unfair labor practice or other unlawful employment practice or other unlawful employment practice and, except as set forth on Schedule 4.20, there are no unfair labor practice charges or other employee related complaints against the Company pending or, to the knowledge of the Stockholders, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor, or any other federal, state, or local, or other governmental authority by or concerning the employees of the Company. No representation question, grievance or arbitration proceedings arising out of collective bargaining agreements covering employees of the Company exists or is pending or, to the knowledge of the Stockholders, threatened respecting the employees of the Company. There is no work stoppage, strike, slowdown, lockout, picketing or other labor problem involving persons employed by the Company pending or, to the knowledge of the Stockholders, threatened. The Company has had good labor relations with its employees for the previous five years. There are no labor union contracts or collective bargaining agreements to which the Company is a party.

         4.21.                  Benefit Plans.
                                -------------

               (a) Schedule 4.21(a) hereto sets forth a true and complete list of each

"employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained by the Company or an Affiliate or to which the Company or an Affiliate contributes or is required to contribute, including any multiemployer employee welfare benefit plan, on behalf of officers and employees of the Company or an Affiliate (such multiemployer and other employee welfare benefit plans being hereinafter collectively referred to as the "Welfare Benefit Plans"). With respect to each Welfare Benefit Plan, all contributions or premiums due by, or attributable to the period ending on, the Closing Date have been paid.

                  (b) Schedule 4.21(b) hereto sets forth a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) maintained by the Company or an Affiliate or to which the Company or an Affiliate contributes or is required to contribute, including any multiemployer employee pension benefit plan, on behalf of officers and employees of the Company or an Affiliate (such multiemployer and other employee pension benefit plans being hereinafter collectively referred to as the "Pension Benefit Plans"). No Pension Benefit Plan is a "defined benefit plan" (as defined in
Section 3(35) of ERISA). With respect to each Pension Benefit Plan, all contributions due by or attributable to the period ending on the Closing Date have been made or accrued on the Financial Statements.

                  (c) Each Pension Benefit Plan, each Welfare Benefit Plan and each related trust agreement and annuity contract and insurance policy complies currently and has complied in the past, both as to form and operation, with the provisions of (A) the Code in order to be tax qualified under Section 401(a) or 403(a) of the Code; (B) ERISA; and (C) all other applicable laws, rules and regulations; all necessary government approvals for the Pension Benefit Plans have been obtained; and favorable determination letters, copies of which have been made available to the Purchaser, as to the qualification under the Code of each of the Pension Benefit Plans, as amended, have been received from the Internal Revenue Service and no event has occurred or condition exists which would adversely affect such determination.

                  (d) Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in compliance with the requirements of the Code, ERISA and all other applicable laws and all reports required by any government agency with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely filed.

                  (e) Neither the Company, nor any Affiliate, nor any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan has engaged in any transaction in violation of Section 406 of ERISA or any "prohibited transaction" (as described in Section 4975(c) of the Code).

                  (f) Schedule 4.21(f) lists each deferred compensation plan, bonus plan, Stock option plan, employee Stock purchase plan and any other employee benefit plan, agreement, arrangement or commitment not required under a previous subsection to be listed on Schedule 4.21(a) or 4.21(b) maintained by the Company or an Affiliate with respect to the compensation of any of their employees.

                  (g) There are no actions, suits or claims (other than routine claims for benefits) pending or which could reasonably be expected to be asserted against the Company in connection with, or against, any Pension Benefit Plan or Welfare Benefit Plan, and there are no civil or criminal actions pending or, to the knowledge of the Stockholders, threatened against any fiduciary, Pension Benefit Plan or Welfare Benefit Plan with respect to such Plans.

                  (h) All Welfare Benefit Plans, Pension Benefit Plans, related trust agreements or annuity contracts (or any other funding instruments), and all plans, agreements, arrangements and commitments referred to in subsection
(f) of this Section are legally valid and binding and in full force and effect.

         4.22.                  Litigation; Compliance; Permits.
                                -------------------------------

                  Except as  disclosed  in Schedule  4.22  hereto,  there are no actions, suits, proceedings, arbitrations or governmental investigations pending, or, to the best of Stockholders' knowledge, threatened against, by or affecting the Company in which, individually or in the aggregate, an unfavorable determination could materially affect the business of the Company or its prospects, earnings or condition (financial or otherwise) or any of its assets or result in any liability on the part of the Company or prevent, hinder or delay the execution and performance of this Agreement or any of the transactions contemplated hereby, or could declare this Agreement unlawful or cause the rescission of any of the transactions hereunder, or require the Purchaser to divest itself of the Stock; nor has any such suit been pending within the two years prior to the date hereof. The Company has not been charged with or received notice of any violation of any applicable federal, state, local or foreign law, rule, regulation, ordinance, order or decree relating to it, or the operation of its business, and the Stockholders are not aware of any threatened claim of such violation (including any investigation) or any basis therefor.
Schedule 4.22 sets forth a list of all actions, suits, proceedings, arbitrations or governmental investigations pending, or, to the best of Stockholders's knowledge, threatened against, by or affecting the Company.

                  The Company has complied in all material respects and is in compliance with, all laws, rules, regulations, ordinances, orders, judgments, decrees, writs, injunctions, building codes, safety, fire and health approvals, certificates of occupancy or other governmental restrictions applicable to them, their assets, employees and employment practices.

                  The Company has all material governmental licenses, permits, approvals or other authorizations required for the conduct of its business as now conducted, all of which are in full force and effect and all of which are listed on Schedule 4.22 hereto; there is no action pending or, to the knowledge of the Stockholders, threatened, to terminate any rights under any such governmental licenses, permits or authorizations; and except as disclosed on
Schedule 4.22 at the Closing, none of such licenses, permits, approvals and authorizations will be adversely affected by the sale of the Stock to the Purchaser or the consummation of the other transactions contemplated by this Agreement.

         4.23.                  Environmental Compliance.
                                ------------------------

                  Except as set forth in Schedule 4.23, (i) all of the assets and properties presently owned, leased or operated by the Company and its Affiliates or divisions are in compliance with all Environmental Laws and are not subject to any pending or, to the knowledge of the Stockholders or the Company, threatened Environmental Actions; (ii) none of the assets and properties which have been or are now owned, leased or operated by the Company, its divisions and Affiliates have been used for the generation, storage, manufacture, use, transportation, disposal or treatment of Hazardous Substances;
(iii) there has been no Hazardous Discharge on or from any of the assets and properties presently or formerly owned, leased or operated by the Company, its divisions or Affiliates; (iv) there are no outstanding or, to the knowledge of the Stockholders, threatened Environmental Actions against the Company or any of the owners or operators of any facilities that may have received solid waste or Hazardous Substances from any of the assets, former assets and properties presently or formerly owned, leased or operated by the Company, divisions or Affiliates; and (v) the Company has not owned, possessed or arranged for the transportation of Hazardous Substances at any site where it has performed remediation services. No employee or other person has ever made a claim or demand against the Company based on alleged damage to health caused by any Hazardous Substance. All services performed by the Company, including, without limitation, remediation activities, were and are in full compliance with all Environmental Laws and applicable industrial and professional standards and provide no basis for an Environmental Action against the Company or any other Person or any other claim that such services were not properly performed.

         Stockholders have delivered to the Purchaser, true and correct copies or results of any reports, studies, tests, investigations and remediation activities conducted at the Real Property in the possession or initiated by the Company or the Stockholders pertaining to the existence of Hazardous Substances and other environmental concerns on any part of the Real Property or any properties previously owned or leased by the Company or any of its predecessors or concerning compliance with or liability under Environmental Laws or other environmental matters in connection with the operation of the Company's business and/or Real Property.

         4.24.                  Corporate Records.
                                -----------------

                  The copy of the certificate of incorporation of the Company, and all amendments thereof to date, certified by the Secretary of State of their respective jurisdictions of incorporation and of the by-laws of the Company, as amended to date, certified by the Secretary or an Assistant Secretary of the Company, as applicable, all under a date not more than five (5) days prior to the Closing Date which have been or will be delivered to the Purchaser are complete and correct, and the minute books of the Company correctly reflect all material corporate actions taken at all meetings of directors (including committees thereof) and the Stockholders. The Stock transfer books and Stock ledgers are complete and correct and correctly reflect all issuances and transfers of the capital Stock of the Company.

         4.25.                  Bank Accounts; Power of Attorney.
                                --------------------------------

                  Schedule 4.25 hereto correctly sets forth: (i) a list of all banks in which the Company has an account or safety deposit box, account number, purpose of such account or safety deposit box and the names of all persons authorized to draw thereon or have access thereto; and (ii) the names of all persons holding powers of attorney from the Company and a description of the power of attorney.

         4.26.                  Warranties.
                                ----------

                  Except as described in Schedule 4.26 annexed hereto, during the past three years the Company has not given any written warranties other than its standard warranty with respect to any of its products or services. Schedule
4.26 also sets forth a description of all claims in excess of $25,000 concerning product liability or arising from services provided which have been made against the Company during the past three years.

         4.27.                  Brokers, Finders, etc.
                                ----------------------

                  The  Company  and the  Stockholders  have  not  dealt  with or
employed  any  broker,  finder,   investment  banker  or  financial  advisor  in
connection with the negotiation, execution or performance of this Agreement.

         4.28.                  Foreign Corrupt Practices Act.
                                -----------------------------

                  The Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor has it taken any action which would cause the Company to be in violation of any law or any foreign jurisdiction or the United States, including the Foreign Corrupt Practices Act of 1977.

         4.29.                  Disclosure.
                                ----------

                  No representation or warranty by the Stockholders and no statement or certificate furnished or to be furnished by or on behalf of the Stockholders to the Purchaser or its agents pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

                  As used in this Section 4.29 and elsewhere in this Agreement, the term "to the knowledge of the Stockholders" or "to the best of the Stockholders' knowledge" means the actual knowledge of the Stockholders and the knowledge of the Executive Officers and Directors of the Company. Knowledge with regard to the Corporate Stockholder shall mean the knowledge of its corporate officers and directors.

         4.30.                  Schedules.
                                ---------

                  Any matters set forth in any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can be inferred reasonably from the matters disclosed on the first Schedule as if set forth on such other Schedules.

5.       Representations and Warranties of Purchaser.
         -------------------------------------------

         The Purchaser represents and warrants to the Stockholders and the Company on the date hereof and on the Closing Date as follows:

         5.1.     Corporate Status.
                  ----------------

                  The  Purchaser  is  a  corporation  duly  organized,   validly
existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on its business as now conducted.

         5.2.     Authority for Agreements.
                  ------------------------

                  The Purchaser has the legal capacity and the power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors.

         5.3      Purchase of Stock for Investment.
                  --------------------------------

                  Purchaser  represents  that it is acquiring  the Stock for its own account for investment and not with a view to or for sale in connection therewith, any distribution thereof, nor with any present intention of distributing or selling the same.

         5.4      Brokers, Finders, etc.

                  The  Purchaser  has not dealt  with or  employed  any  broker,
finder,   investment   banker  or  financial  advisor  in  connection  with  the
negotiation, execution or performance of this Agreement.

         5.5      Regulations and Compliance.
                  --------------------------

                  The Purchaser has complied with all applicable state and federal securities laws and regulations which, on its part, it is required to comply with in connection with this transaction.

6.       Covenants.
         ---------

         6.1.     Consents.
                  --------

                  The Stockholders have obtained all consents and approvals, if any, required by any governmental entity or under any of the Scheduled Contracts to the sale of the Stock to the Purchaser.

         6.2.     Expenses.
                  --------

                  The Purchaser and the Stockholders' Group shall bear their own respective expenses incurred in connection with this Agreement and the Stock Sale Agreements and the transaction contemplated hereby and in connection with all obligations required to be performed by each of them under this Agreement and under the Stock Sale Agreements. The Company shall not pay any such expenses of the Stockholders' Group or the Company in connection herewith, except that the Company may expend up to $25,000 for accounting and audit expenses of the Company in connection with this Agreement.

         6.3.     Resignations of Directors and Officers.
                  --------------------------------------

                  The Stockholders shall provide to the Purchaser written resignations effective as of the Closing Date of such directors, officers, trustees and bank signatories of the Company as the Purchaser may request prior to the Closing Date. In the event that the Purchaser requests any bank signatory or trustee resignations, the Stockholders shall cause to be delivered to Purchaser written instructions to each bank at which the Company has an account or credit facility or at which the Company rents a safe deposit box informing such bank of the said resignations and revoking the authority of said persons to act with respect to said account, credit facility or trust and to have access to said safe deposit box. The Stockholders and the Company shall also cause to be delivered to Purchaser effective the Closing Date the written surrender by all persons holding powers of attorney from the Company of their authority and power to act under such powers of attorney.

         6.4.     Minute Books, Stock Books and Corporate Records.
                  -----------------------------------------------

                  The complete and correct minute books, certificate of incorporation, by-laws, Stock certificate and transfer books, Stock ledgers, financial and other corporate records and the corporate seal of the Company shall be delivered to the Purchaser by the Stockholders on or before the Closing Date.

         6.5.     Taxes.
                  -----

                  The Stockholders and Other Stockholders shall pay any applicable federal, state or local sales, transfer or stamp taxes payable in connection with the sale and transfer of the Stock pursuant to this Agreement and the Stock Sale Agreements. Also, upon request of Purchaser, Gazipura shall sign all tax returns of the Company as President and Chief Executive Officer of the Company for periods prior to the Closing Date. Subject to review by Gazipura, Purchaser shall prepare the final corporation federal and state corporate income tax returns for the Company.

         6.6. Access to Books and Records of the Company. After the Closing Date, the Purchaser shall permit the Stockholders and the representatives of the Stockholders reasonable access, at reasonable intervals, during normal business hours and in a manner so as not to interfere with the normal business operations of the Company, to appropriate books, records (including tax records), contracts and documents of or pertaining to the Company in connection with tax audits and investigations of Stockholders conducted by a governmental authority or for any other reasonable purpose relating to periods of time prior to the Closing Date. The Stockholders will keep strictly confidential all such information which it receives from the Company in the course of the tax reviews contemplated by this Section and will not use any such information except in connection with tax audits and investigations of Stockholders conducted by a governmental authority relating to periods of time prior to the Closing Date.

         6.7. Stock Options. The Purchaser shall grant to those employees approved by Purchaser in the amounts listed on Schedule 6.8, options to purchase in the aggregate 50,000 shares of the Purchaser's common stock at an exercise price equal to the closing market price of the Purchaser's common stock on NASDAQ (National Market) on the date prior to the date hereof. Such options shall be non-qualified stock options and subject to the terms and provisions of the Purchaser's stock option plan under which such grant is made. Such options shall only be exercisable after the Second Anniversary of the Closing Date, and then not in an amount in any year greater than twenty-five (25%) percent of the total options granted to each employee. Such options shall expire five years after the Closing Date.

7. Conditions Precedent.
   --------------------

         7.1.     Conditions to Obligations of the Purchaser.
                  ------------------------------------------

                  The obligation of the Purchaser to pay the Purchase Price to the Stockholders' Group and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by the Purchaser) at or prior to the Closing, of the following additional conditions, which the Company and the Stockholders agree to use their best efforts to cause to be fulfilled:

                  (a) Representations, Performance. The representations and warranties contained in Section 4 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby. All of the Financial Statement Parameters set forth in Section 4.6.4. shall have been satisfied. The Stockholders shall have duly performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date. The Stockholders shall have delivered to the Purchaser a certificate dated the Closing Date to the effect set forth above in this Section 7.1(a).

               (b) Consents under Scheduled Contracts. All required consents to the sale of ---------------------------------- the Stock or any of the
          other transactions contemplated hereby under any Scheduled Contracts shall have been obtained.

                  (c) Litigation. No suit, action or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damage or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the assets, business or condition (financial or otherwise) of the Company.

                  (d) Opinions of Counsel. The Purchaser shall have received a favorable opinion, addressed to the Purchaser and dated the Closing Date, of Martin Fenster, Esq., counsel for the Stockholders and Other Stockholders and the Company, in the form annexed hereto as Exhibit A-1.

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                                       21

                  (e) Proceedings and Documentation. All corporate and other proceedings of the Company, the Corporate Stockholder, and the Stockholders' Group in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in substance and form to the Purchaser and the Purchaser's counsel, and the Purchaser and the Purchaser's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Company is entitled and as may be reasonably requested.

                  (f) Damage to Property. No portion of the plants, machinery or equipment of or occupied by the Company material to the operation of the business of the Company shall, after the date hereof and before the Closing Date, be damaged, destroyed or taken by condemnation or eminent domain.

                  (g) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are necessary for the consummation of the transactions contemplated hereby shall have been obtained.

                  (h)(i) Good Standing Certificates. The Stockholders shall have delivered to the Purchaser a certificate as of a date not more than 10 days prior to the Closing Date attesting to the good standing of the Company as a corporation in its jurisdiction of incorporation by the Secretary of State of the applicable jurisdiction.

     (ii) The Stockholders shall have delivered to the Purchaser a certificate as of a date not more than 10 days prior to the Closing Date attesting to the good standing of Step Electronics, Inc. as a corporation in its jurisdiction of incorporation by the Secretary of State of the applicable jurisdiction.

          (i) Stock Sale Agreements. The Stockholders shall have delivered to the Purchaser --------------------- the Stock Sale Agreements executed by each of the Other Stockholders.

          (j) Option Exercise. All vested options to purchase the Company's common stock --------------- shall have been exercised prior to the Closing.

          (k) Shareholder's Agreement. The Stockholders shall have delivered an agreement ----------------------- signed by the Company, the Stockholders and the Other Stockholders terminating the Shareholders Agreement as of the Closing Date.

          7.2.     Conditions    to    Obligations    of    the    Stockholders.
     ---------------------------------------------

                  The obligation of the Stockholders and the Other Stockholders to deliver the Stock and to satisfy their other respective obligations hereunder and under the Stock Sale Agreements shall be subject to the fulfillment (or waiver by the Stockholders), on or prior to the Closing Date, of the following conditions, which the Purchaser agrees to use its best efforts to cause to be fulfilled:

          (a)  Representations,   Performance.   Etc.  The  representations  and
     warranties of ---------------------------------  the Purchaser contained in
     Section 5 hereof shall be true at and as of the date hereof and shall be

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                                       22
repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of such time. The Purchaser shall have duly performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date. The Purchaser shall have delivered to the Stockholders an officer's certificate dated the Closing Date to the effect set forth above in this Section 7.2.(a).

                  (b) Opinion of Counsel. The Principal Stockholders shall have received a favorable opinion, addressed to the Stockholders and dated the Closing Date, of Blau, Kramer, Wactlar & Lieberman, P.C., counsel for the Purchaser, in the form annexed hereto as Exhibit A-2.

                  (c) Proceedings and Documentation. All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents and instruments incident thereto, shall be satisfactory in substance and form to the Stockholders and Stockholders's counsel, and the Stockholders and Stockholders's counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Stockholders are entitled and as may be reasonably requested.

8.       Competition.
         -----------

         8.1.     Covenant Not to Compete.
                  -----------------------

                  (a) Each of the Stockholders agrees that in consideration of the payments to him in connection with the sale of his Stock in the Company pursuant to this Agreement, for a period commencing on the Closing Date and ending four (4) years thereafter (the "Four Year Period") and during the Covered Time, he shall not, directly or indirectly (A) offer or sell and products or services, or participate in any business which offers or sells any products or services, which compete in any geographic area of the Territory (as defined in Section 8.1(c) and (d) below) with the products or services offered or sold by the Company, or (B) induce or attempt to induce directly or indirectly any customer of the Company to cease doing business in whole or in part with the Company or solicit the business of any such customer for any products or services which compete with any of the products or services offered or sold by the Company. Participation in a business shall include, but not be limited to, serving as a director, officer, employee, agent or representative or having a direct and indirect interest in the business as a stockholder, partner, joint venturer or any other financial interest; provided, however, that (i) ownership by the Stockholders of not more than two (2%) percent of the outstanding shares of stock of any such business listed on any national stock exchange or listed and actively traded on NASDAQ shall not be a violation of this covenant.

                  (b) (i) The Stockholders understand and hereby acknowledge that they have access to the Confidential Information, and that any such Confidential Information, even though it may be developed or otherwise acquired by the Stockholders, is the exclusive property of the Company, to be held by them in trust solely for the benefit of the Company.

          (ii) Each of the Stockholders agrees that in consideration of the payments to him in connection with the sale of his Stock in the Company pursuant to this Agreement, for the Four Year Period and during the Covered Time, he shall not, and shall not cause others to, use,

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                                       23
reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity any Confidential Information without prior written consent of the Board, except to (A) responsible officers and employees of the Company or (B) responsible persons who are in a contractual or fiduciary relationship with the Company or who need such information for purposes in the interest of the Company. Notwithstanding the foregoing, the prohibitions of this clause (ii) shall not apply to any Confidential Information that becomes of general public knowledge other than from the Stockholder or is required to be divulged by court order or administrative process.

                  (c) Each of the Stockholders agrees that in consideration of the payments to him in connection with the sale of his Stock in the Company pursuant to this Agreement, for the Four Year Period and during the Covered Time, he shall not either on his own account or for any person, firm or company solicit, interfere with, or endeavor to cause any employee of the Company to leave his employment or induce or attempt to induce any such employee to breach his employment agreements with the Company.

                  (d) For purposes of this Section 8, "Territory" shall mean the United States and Canada and any other country or place where the Company has engaged in business in any material respect during the three (3) years preceding the date hereof.

                  (e) The Stockholders acknowledge that the geographic scope of the restrictions imposed on the Stockholders hereunder are fair and reasonable in the circumstances and are necessary and fundamental to the protection of the business of the Company.

                  (f) For the purposes of this Section 8.1, the "Covered Time" shall mean the later to expire of (i) the end of the Four Year Period; (ii) or a 12-month period immediately following the date any Stockholder's employment with the Company terminates for whatever reason.

         8.2.     Remedies.
                  --------

                  Nothing herein contained shall be construed as prohibiting the Company itself from pursuing any other remedies available to it for any violation of the provisions of Section 8.1 including, but not limited to, any injunctive or other equitable relief or the recovery of damages from the Stockholders.

         8.3.     Equitable Relief.
                  -----------------

                  The Stockholders acknowledge that the covenants contained in this Section 8 were a material and necessary inducement for the Purchaser to agree to the transactions contemplated hereby, that the Stockholders realized significant monetary benefit from these transactions, that violation of any of the covenants contained in this Section 8 will cause irreparable and continuing damage to the Purchaser, that the Purchaser shall be entitled to injunctive or other equitable relief from any court of competent jurisdiction restraining any further violation of such covenants and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Purchaser may be entitled. The covenants in this Section 8 shall run in favor of the Company and its successors and assigns.

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                                       24

         8.4.      Severability.

                  In case any one or more of the terms or provisions contained in this Section 8 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this Section 8. In addition, if any one or more of the restrictions contained in this Section 8 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restrictions shall be modified and shall be enforced to the full extent compatible with applicable law.

9.       Definitions; Miscellaneous.
         --------------------------

         9.1.     Definition of Certain Terms.
                  ---------------------------

                  As used herein, the following terms shall have the following meanings:

                  Additional Consideration:  as defined in Section 2.3.
                  ------------------------

                  Advance Payment:  as defined in Section 2.1(a).
                  ---------------

                  Affiliate: with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  Agreement: this Stock Purchase Agreement.
                  ---------

                  Closing: as defined in Section 3.1.
                  -------

                  Closing Date: as defined in Section 3.1.
                  ------------

                    Code:  the  Internal  Revenue  Code  of  1986,  as  amended, together with the U.S. Treasury ---- rulings and regulations promulgated thereunder.

                  Company: as defined in the Preamble to this Agreement.
                  -------

                  Confidential Information: means information not generally available to the public, including, without limitation, all computer software and database information, personnel information, financial information, customer lists, supplier lists, Trade Secrets, patented proprietary information, forms, information regarding operations, systems, services, know how, computer and any other

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                                       25
processed or collated data, computer programs, pricing, marketing and advertising data, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented).

         Confidential Information shall not include (i) information that is in the public domain; (ii) information that is revealed to the Stockholder by persons who are entitled to disclose such information and are not subject to non-disclosure agreements; and (iii) information that was known by the Stockholder at the time of disclosure as identified then in writing by the Stockholder.

                  Corporate Stockholder:  shall mean Step Electronics, Inc.
                  ---------------------

                  Covered Time: as defined in Section 8.1(f).
                  ------------

                  Earn-Out Payment:  as defined in Section 2.2.1.
                  ----------------

                  Earn-Out Period:  as defined in Section 2.2.2.
                  ---------------

                  Employed Stockholders:  shall mean Gul Gazipura.
                  ---------------------

                  Employee Benefit Plan: any pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, or any other employee benefit plan, including, without limitation, any Employee benefit plan" as defined in Section 3(3) of ERISA to which the Company contributes or is a party or is bound or under which it may have liability and which employees or former employees of the Company (or their beneficiaries) are eligible to participate or derive a benefit.

                  Environmental Actions: refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any federal, state, local or municipal agency, department, bureau, office or other authority or any third party involving a Hazardous Discharge or any violation of any order, permit or Environmental laws.

                  Environmental Laws: as defined in the definition of Hazardous ------------------ Substances.


                  Environmental Liabilities:  as defined in Section 10.7.1.
                  -------------------------

                  ERISA: the Employee Retirement Income Security Act of 1974, as ----- amended.


                  Financial Statements: the unaudited financial statements of the Company, for the fiscal years ended September 30, 1998, September 30, 1999 and the financial statement of the Company for the fiscal year ended September 30, 2000, in which only the balance sheets is reported and commented upon by certified public accountants for the Company. A Financial Statement includes, in each case, a balance sheet, a statement of income and retained earnings, a statement of changes in financial position and a statement of cash flow.


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                                       26

                  Four Year Period: as defined in Section 8.1(a).
                  ----------------

                  Gross Revenues:  as defined in Section 2.2.2.
                  --------------

                    Hazardous Discharge: means any releasing, spilling, leaking,
               pumping,   pouring, emitting,   emptying,
               discharging, injecting, escaping, leaching, disposing or dumping of Hazardous Substances.

                  Hazardous Substance: means any substance, compound, chemical or element which is (i) defined as a hazardous substance, hazardous material, toxic substance, hazardous waste, pollutant or contaminant under any Environmental law, or (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof, (iii) hazardous, toxic, corrosive, flammable, explosive, infectious, radioactive, carcinogenic or a reproductive toxicant, or (iv) regulated pursuant to any Environmental law. The term "Environmental Law" means each and every applicable federal, state, local and foreign law, statute, ordinance, regulation, rule, judicial or administrative order or decree, permit license, approval, authorization or similar requirement of each and every federal, and pertinent state, local and foreign governmental agency or other governmental authority, pertaining to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 U.S.C. 9601 et set, the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. 6901 et seq., the Toxic Substances Control Act (TSCA), 15 U.S.C. 2601 et seq., the Water Pollution Control Act (FWPCA), 33 U.S.C. 1251 et seq., and the Occupational Safety and Health Act (OSHA), 42 U.S.C. 655. The term "Hazardous Substance" shall also include asbestos-containing materials and manufactured products containing Hazardous Substances.

                  Indemnified Party: a party hereto or other Person designated ----------------- herein entitled to indemnification under this Agreement.

                  Indemnifying Party: a party hereto required to provide ------------------ indemnification under this Agreement.

                  Intellectual Property: as defined in Section 4.16.
                  ---------------------

                  Material/Service Agreements:  as defined in Section 4.15(a).
                  ---------------------------

                  Other Stockholders: shall mean Jyotindra Patel, Jose Hecht, ------------------ Milton Deleon, Hui-Hsiung Wang, Vittal
                                      Janardhana, Razia Gazipura, Howard Kim,
                                      William Durish, Mary Ann Convertino, Be
                                      Pham, Judy Petersen.

                  Pension Benefit Plans: as defined in Section 4.21(b).
                  ---------------------

                  Person: any natural person, firm, partnership, association, ------ corporation, trust, public body or government.

                  Plan: each Pension Benefit Plan and each Welfare Benefit Plan.
                  ----

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                                       27

                  Pre-Closing Liability Conditions:as defined in Section 10.7.1.
                  --------------------------------

                  Purchaser: as defined in the Preamble to this Agreement.
                  ---------

                  Purchase Price: as defined in Section 2.1.
                  --------------

                  Stockholders: as defined in the Preamble to this Agreement.
                  ------------

                  Stockholders' Group: as defined in Section 1 of this Agreement
                  -------------------

                  Stockholders' Group Representative:  shall mean Gul Gazipura.
                  ----------------------------------

                  Stock Sale Agreements:  as defined in Section 1 of this
                  ---------------------   Agreement.

                  Taxes: as defined in Section 4.7.
                  -----

                  Trade Secret: any information used by the Company in its business, including a formula, pattern, computer software, database information, compilation, program, device, method, technique, or process, that has a material independent economic value, actual or potential, not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value by its disclosure or use.

                  Welfare Benefit Plans: as defined in Section 4.21(a).
                  ---------------------

10.      Survival of Representations & Warranties; Indemnification.
         ---------------------------------------------------------

         10.1.    Survival of Representations and Warranties.
                  ------------------------------------------

                  Except  as   expressly   provided  in  this   Agreement,   all
representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate, but shall survive the Closing and continue in effect until the expiration of two (2) years following the Closing Date, at which time they shall expire; provided, however, that representations and warranties under Sections 4.4, 4.7, the first sentence of 4.10, and Section 4.23 shall remain in effect without limitation except as limited by law; and further provided, that any such representation or warranty as to which a claim shall have been asserted and notice given to the Indemnifying Party during such survival period shall continue in effect until such time as such claim shall have been resolved or settled.

         10.2.    Survival of Covenants and Agreements.
                  ------------------------------------

                  Except as expressly provided in this Agreement, all covenants, representations and warranties, and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate but shall survive the Closing. The Purchaser shall use its best efforts to notify the Stockholders prior to the Closing of any information of which it becomes aware which makes any of the Stockholder's representations and warranties misleading or untrue.

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                                       28

Notwithstanding the foregoing, Purchaser shall not be deemed to have waived or released any breach of any covenant or agreement by Stockholders as the result of engaging in the Closing even if Purchaser had actual or constructive knowledge of the existence of such breach prior to, or at the time of, the Closing and fails to notify the Stockholders thereof prior to the Closing. Any representation and warranty made herein or in any certificate or writing in connection herewith shall be deemed to have been relied upon by the party or parties to whom made regardless of any investigation or inspection made by or on behalf of such party or parties and shall not be affected in any respect by any such investigation or inspection.

         10.3.    Indemnification by Stockholders.
                  -------------------------------

                  10.3.1 The Stockholders and the Company, jointly and severally, agree to indemnify and hold harmless Purchaser, its affiliates, their respective officers, directors and principal stockholders and their respective successors and assigns from and against any claims, liabilities, losses, damages or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of:
(i) any breach or default in the performance by Stockholders or the Company of any covenant or agreement of the Stockholders and/or the Company contained herein or in any certificate delivered pursuant hereto; (ii) any breach of warranty or representation made by the Company and/or the Stockholders contained herein or in any certificate delivered pursuant hereto; (iii) any non-compliance by the Company with the California Corporations Code in connection with the issuance of options or shares of the Company, including, but not limited to, the availability of an exemption from registration or otherwise; (iv) any claims by third parties regarding the legitimacy of the state or federal trademark registration and/or use by the Company of the name "TERRASAT" and any derivations thereof; and (v) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. Notwithstanding the foregoing provisions of this Section 10.3, no claim for indemnification shall be made by Purchaser under this Section 10.3 unless and until the aggregate amount of all Losses of Purchaser in respect thereof shall exceed $25,000 exclusive of any Losses resulting from a breach of the representations and warranties contained in
Section 4.6.4. Such indemnification shall be made by (a) an offset to the payment of the Purchase Price pursuant to Section 2.1(b), the Earn-Out Payment payable pursuant to Section 2.2 and the Additional Consideration payable pursuant to Section 2.3, and (b) next, by Stockholders paying cash to Purchaser to the extent that Purchaser is not fully indemnified by recourse under (a) above.

                  10.3.2 Notwithstanding anything herein to the contrary, the Company's obligations under Section 10.3.1 shall terminate forever as of the Closing Date and, accordingly, the Stockholders shall have no right of contribution against the Company in the event of any claim for indemnification by the Purchaser hereunder after the Closing.

         10.4.    Indemnification by Purchaser.
                  ----------------------------

                  Purchaser agrees to indemnify and hold harmless Stockholders and the Company, its affiliates, its respective officers, directors and principal Stockholderss and its respective successors and assigns from and against any claims, liabilities, losses, damages or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused

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                                       29
by or arise out of: (i) any breach or default in the performance by Purchaser of any covenant or agreement of the Purchaser contained herein or in any certificate delivered pursuant hereto; (ii) any breach of warranty or representation made by Purchaser contained herein or in any certificate delivered pursuant hereto; and (iii)any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. Notwithstanding the foregoing provisions of this Section 10.3, no claim for indemnification shall be made by Stockholders or the Company under this Section 10.4 unless and until the aggregate amount of all Losses of Stockholders and the Company in respect thereof shall exceed $25,000. Such indemnification shall be made by Purchaser paying cash to Stockholders.

         10.5.    Defense by Indemnifying Parties.
                  -------------------------------

                  (a) An Indemnified Party shall notify the Indemnifying Party of any claim of such Indemnified Party for indemnification under this Agreement within thirty (30) days of the date on which the Stockholders or an executive officer of Purchaser, as the case may be, first becomes aware of the existence of such claim whether such claim would be subject to the $25,000 limitation set forth in Sections 10.3 and 10.4. Such notice shall specify the nature of such claim in reasonable detail and the Indemnifying Party shall be given reasonable access to any documents or properties within the control of the Indemnified Party as may be useful in the investigation of the basis for such claim. The failure to so notify the Indemnifying Party within such thirty-day period shall not constitute a waiver of such claim (provided that it does not materially interfere with the right of the Indemnifying Party to defend such action) but an Indemnified Party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice.

     In the event any Indemnified Party is entitled to indemnification hereunder based upon a claim asserted by a third party, the Indemnifying Party shall be given prompt notice thereof, in reasonable detail. The failure to so notify the Indemnifying Party shall not constitute a waiver of such claim but an Indemnified Party shall not be entitled to receive any indemnification with respect to any Loss that occurred as a result of the failure of such person to give such notice. The Indemnifying Party shall have the right (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so not later than twenty (20) days following notice thereof by the Indemnified Party or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both an Indemnifying Party and an Indemnified Party and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. If the Indemnifying Party does not so choose to defend or prosecute any such claim asserted by a third party for which any Indemnified Party would be entitled to indemnification hereunder, then the Indemnified Party shall be entitled to recover from the Indemnifying Party, on a monthly basis, all of its attorneys' reasonable fees and other costs and expenses of litigation of any nature whatsoever incurred in the defense of such claim. If the

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                                       30

Indemnifying Party assumes the defense of any such claim, the Indemnifying Party will hold the Indemnified Party harmless from and against any and all damages arising out of any settlement approved by such Indemnifying Party or any judgment in connection with such claim or litigation. Notwithstanding the assumption of the defense of any claim by the Indemnified Party pursuant to this
Section 10.5(a), the Indemnifying Party shall have the right to approve the terms of any settlement of a claim (which approval shall not be unreasonably withheld).

                  (b) The Indemnifying Party and the Indemnified Party shall cooperate in furnishing evidence and testimony and in any other manner which the other may reasonably request, and shall in all other respects have any obligation of good faith dealing, one to the other, so as not to unreasonably expose the other to an undue risk of loss. The Indemnified Party shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred by it in connection with such cooperation. Except for fees and expenses for which indemnification is provided pursuant to Section 10.3 or 10.4 hereof, as the case may be, and as provided in the preceding sentence, each party shall bear its own fees and expenses incurred pursuant to this Section 10.5(b).

         10.6.    Remedies Exclusive.
                  ------------------

                  Subject to the last sentence of this Section 10.6, from and after the Closing Date, the rights and remedies under Sections 10.3 and 10.4 hereof shall be deemed to be exclusive of all other rights and remedies that would otherwise be available to the parties hereto. No course of dealing by either party, or any delay or omission of either party in exercising any rights or remedies under this Agreement shall operate as a waiver of such right or remedy. Notwithstanding the foregoing, each of the parties hereto shall have the right to enforce their respective rights hereunder by an action or actions for specific performance, injunction or other appropriate equitable remedies.

         10.7.    Special Provisions Relating to Environmental Matters.
                  ----------------------------------------------------

                  10.7.1 As used in this Agreement, "Environmental Liabilities" means: (i) all claims, judgments, liabilities, damages, losses, penalties, fines, (including strict liability), encumbrances or liens, in each case with respect to claims arising in any manner whatsoever out of the violation of any Environmental Laws by the Company or the breach of any covenants or the inaccuracy of the representations of the Stockholders pursuant to Section 4.23 of this Agreement ("Pre- Closing Liability Conditions"), and the costs and expenses of investigation and defense of any such claim, as well as any good faith settlement thereof; (ii) damages to third parties for personal injury, or injury to property or natural resources arising from or related to the existence, creation or occurrence of the Pre-Closing Liability Conditions; and
(iii) fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation arising from or related to the existence, creation or occurrence of the Pre- Closing Liability Conditions, to the extent required by paragraph (e) below.

                  10.7.2 For the purposes hereof, "third party" means a person other than: (i) one of the parties to this Agreement or (ii) an heir, estate, assign, successor, parent or affiliate corporation, of subsidiary corporation of one of the parties to this Agreement.

                  10.7.3 In accordance with the procedures set forth previously in this Section 10, the Stockholders agree to indemnify, defend, reimburse and hold harmless the Purchaser from and against any and all Environmental Liabilities. The Purchaser hereby waives any and all other claims against the Stockholders under any Environmental Laws or common law.

                  10.7.4 In addition, the Stockholders shall, at their own expense, but with counsel approved by the Purchaser defend all claims, suits and administrative proceedings relating to Environmental Liabilities and pay and discharge, when and as the same become due, any and all judgments, settlements, penalties or other sums due against the Purchaser, but in each case only to the extent relating to Environmental Liabilities. The Stockholders shall keep the Purchaser apprised of the status of all such claims, suits, administrative proceedings and negotiations and provide to the Purchaser copies of all relevant documents and legal papers pertaining thereto.

                  10.7.5 The Stockholders shall, at their sole cost and expense but only to the extent relating to the Environmental Liabilities, take all actions to remediate that are required or reasonably necessary to meet Environmental Laws, but only to the extent that such remediation is required as a result of Environmental Liabilities ("Environmental Work"). The Stockholders shall proceed diligently with such investigatory and remedial actions, provided that in all cases, such actions shall be in accordance with all applicable requirements of governmental entities. Any such actions shall be performed in a good, safe and workmanlike manner. The Stockholders shall promptly provide to the Purchaser copies of testing results and reports that are generated in connection with the above activities.

                  10.7.6 Notwithstanding anything herein to the contrary, the indemnification obligations of the Stockholders pursuant to this Section 10.7, shall survive for so long as permitted by law.

11.      Miscellaneous.
         -------------

         11.1.    Consent to Jurisdiction and Waivers.
                  -----------------------------------

                  The Purchaser and the Stockholders each irrevocably consent that any legal action or proceeding against any of them under, arising out of or in any manner relating to, this Agreement or any other document delivered in connection herewith, must be brought only in a federal or state court situated either in the Commonwealth of Pennsylvania or in the State of New York. The Purchaser and the Stockholders by the execution and delivery of this Agreement, expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding. The Purchaser and the Stockholders further irrevocably consent to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by any other manner provided for in Section
11.3. The Purchaser and the Stockholders hereby expressly and irrevocably waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non convenient or any similar basis. Nothing in this Section shall affect or impair in any manner or to any extent the right of the Purchaser to commence legal proceedings or otherwise proceed against the Stockholders in any jurisdiction or to serve process in any manner permitted by law.

         11.2.    Severability.
                  ------------

                  If any provision of this Agreement, and, in particular, if any provision of the covenant not to compete, shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections of this Agreement shall not affect the remaining portions of this Agreement.

         11.3.    Notices.
                  -------

                  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, recognized national or international air courier or by facsimile transmission electronically confirmed:

         if to Purchaser:

                  Herley Wireless Technologies, Inc.
                  10 Industry Drive
                  Lancaster, PA  17603
                  Attn.:  Myron Levy
                  Fax: (707) 397-9503

         with a copy to:

                  David H. Lieberman, Esq.
                  Blau, Kramer, Wactlar & Lieberman, P.C.
                  100 Jericho Quadrangle
                  Jericho, New York ll753
                  Fax: (516) 822-4824
         if to the Stockholders:

                  c/o Gul Gazipura, as Stockholders' Representative 235 Vineyard Court
                  Morgan Hill, CA  95307
                  Fax: (408) 782-5912

         with a copy to:

                  Martin B. Fenster
                  14625 Big Basin Way
                  Saratoga, CA
                  Fax: (408) 867-8260

         if to the Stockholders' Group:

                  c/o Gul Gazipura, as Stockholders' Group Representative 235 Vineyard Court
                  Morgan Hill, CA  95307
                  Fax: (408) 782-5912

         with a copy to:

                  Martin B. Fenster
                  14625 Big Basin Way
                  Saratoga, CA
                  Fax: (408) 867-8260

or, in each case, at such other address as may be specified in writing to the other parties.

         11.4.    Waiver.
                  ------

                  Any party may waive compliance by another with any of the provisions of this agreement. No waiver of any provisions shall be construed as a waiver of any other provision or a future waiver of any other provision hereof. Any waiver must be in writing.

         11.5.    General Construction Principles

                  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the masculine form of any word includes the feminine version and vice versa and the singular form of any word includes the plural and vice versa. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing duly executed and delivered on behalf of each of the parties hereto. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. The rights and obligations contained in this Agreement are solely for the benefit of the parties hereto and are not intended to benefit or be enforceable by any other party, under the third party beneficiary doctrine or otherwise.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.
                                   HERLEY WIRELESS TECHNOLOGIES, INC.

                                   By:
                                       -----------------------------
                                       Title:

                                   STEP ELECTRONICS, INC.

                                   By:------------------------------
                                        Title:

                                   Gul Gazipura


                                   STOCKHOLDERS' GROUP
                                   REPRESENTATIVE

                                   Gul Gazipura